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                                                                   Exhibit 10.24


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of July 7, 1998, between BAP Acquisition Corp., a Delaware corporation (the "CORPORATION"), and John X. Adiletta (the "EMPLOYEE").

                                  INTRODUCTION

         The Corporation wishes to retain the services of the Employee and the Employee wishes to be employed by the Corporation. The Employee has detailed knowledge of various aspects of the Corporation's business and is in possession of proprietary and confidential information concerning the business. The disclosure of such information or the engaging in competitive activities would cause substantial harm to the Corporation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Employee currently is employed by the Corporation and the Employee hereby accepts his continued employment upon the terms and conditions hereinafter set forth.

         2. TERM. Unless earlier terminated in accordance with the terms hereof, the term of this Agreement shall be for the period commencing as of the closing of the Corporation's acquisition of the Bell Atlantic Paging business, and ending September 30, 2001; PROVIDED, HOWEVER, that on September 30, 2001 and on September 30th of each year thereafter, this Agreement shall automatically be extended for a successive one-year period unless the Corporation or the Employee shall have given the other written notice of its intention to terminate this Agreement at least two (2) months prior to the anniversary date of any such year. Such notice by the Corporation to terminate this Agreement shall be deemed a termination without cause under Section 12 hereof. Any failure by the Corporation or the Employee to give timely notice of termination shall cause the term of employment of the Employee to be automatically renewed hereunder for an additional one-year period.

         3. DUTIES. The Employee shall serve as President and Chief Executive Officer of the Corporation, in which capacities he shall be responsible for directing the day-to-day operations of the Corporation and its subsidiaries and such other duties consistent with such position as the Board of Directors of the Corporation (the "BOARD") shall determine from time to time. In addition, in the event Employee does not possess the right as a shareholder to appoint a Director, Employee shall serve as a Director of the Corporation. Without limiting the foregoing, the Employee shall consult with the Board with respect to determining the Corporation's business strategies. The Employee shall receive no additional compensation for any services rendered as a Director in the event he is simultaneously employed by the Corporation and serving as a director of the Corporation or any of its subsidiaries.


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         4. COMPENSATION.

         (a) For all services rendered by the Employee pursuant to this Agreement, during the term of this Agreement the Corporation shall pay the Employee a salary at the annual rate of $225,000, (which amount shall automatically increase to $250,000 when and if the Corporation's number of units in service exceeds 300,000), which salary shall be cumulatively increased by no less than 5% upon each anniversary date of this Agreement. Said salary may be further increased from time to time by the Board in its sole discretion. Payments hereunder shall be made at the same frequency as payments made to other employees of the Corporation. In exercising such discretion, the Board of Directors shall, not less than once each year, assess the Employee's performance relative to performance criteria discussed by the Board with the Employee and adopted by the Board at the beginning of such year.

         (b) At any time, at the sole discretion of the Board, the Corporation may grant to the Employee a bonus in such amount and in such form as it is deemed appropriate, PROVIDED THAT during fiscal years 1999 and 2000 the Employee may earn a bonus of up to seventy-five percent (75%) of his annual salary as follows: the Employee shall be entitled to a bonus for fiscal year 1999 equal to
(i) ten percent (10%) of the amount that the Corporation's EBITDA for 1999 (calculated in accordance with GAAP and adjusted to reflect any pro-forma acquired EBITDA as agreed by the Employee and Board of Directors) exceeds $6,600,000 in fiscal year 1999 (the "1999 BONUS"), PROVIDED that in no event shall the 1999 Bonus exceed seventy-five percent (75%) of the Employee's base salary in such year. For fiscal year 2000 the Employee shall be entitled to a bonus equal to ten percent (10%) of the amount that the Corporation's EBITDA for 2000 (calculated as set forth above) exceeds $6,600,000, less the 1999 Bonus (the "2000 BONUS"), PROVIDED that in no event shall the 2000 Bonus exceed seventy-five percent (75%) of the Employee's base salary in such year.

For purposes of determining the amount of the Employee's bonus, the Corporation's EBITDA shall be as set forth in the Corporation's audited financial statements (adjusted for acquired EBITDA).

         4A. TRANSACTION FEE. In exchange for the Employee's assistance arranging the Corporation's acquisition of Bell Atlantic Paging Systems (the "ACQUISITION"), the Corporation shall pay the Employee, at the closing of the Acquisition, in cash, a transaction fee of $225,000.

         5. FULL TIME; BEST EFFORTS. During the term of this Agreement, the Employee shall use his best efforts to promote the interests of the Corporation and shall devote his full time and efforts to its business and affairs. The Employee shall not engage in any other activity which could reasonably be expected to interfere with the performance of his duties, responsibilities and services hereunder.

         6. EXPENSES. The Employee is authorized to incur reasonable expenses for promoting the business of the Corporation, including expenses for entertainment, travel and similar items. The Corporation will reimburse the Employee for appropriate expenses upon the Employee's presentation of an itemized account of such expenditures. The Corporation shall at all times retain access to the records maintained by Employee relative to reimbursable expenses. In recognition of Employee's need for an automobile for business purposes, the Corporation will provide Employee with an automobile allowance equal to $1,000.00 per month.

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         7. RESTRICTIVE COVENANTS. During the term of this Agreement and for a period of one (1) year after the termination of Employee's employment with the Corporation pursuant to the terms of this Agreement, regardless of the reason for such termination, the Employee will not, directly or indirectly, individually or as a consultant to, or as an officer, director, employee, equity owner or agent of, or otherwise participate in the ownership or operation of any business providing similar products and services as the Corporation in the geographical areas served by the Corporation and its subsidiaries at the time of such termination, but nothing contained herein shall be deemed to prohibit the Employee from investing in any company engaged in such business, the stock of which is available in a public securities market; PROVIDED, HOWEVER, that the Employee shall not own in excess of 5% of the total issued and outstanding stock of such company.

         During the term of this Agreement and for a period of one (1) year after the termination of such employment, regardless of the reason for such termination, the Employee will not, directly or indirectly, solicit or endeavor to entice away from the Corporation or any of its subsidiaries, or otherwise materially interfere with the business relationship of the Corporation or any subsidiary with, (I) any person who is, or was within the one (1) year period immediately prior to the termination of the Employee's employment with the Corporation, employed by or associated with the Corporation or any subsidiary or
(II) any person or entity who is, or was within such one (1) year period, a customer or client of, supplier to or other party having material business relations with the Corporation or any subsidiary.

         The Employee acknowledges that a breach of any of the covenants contained in this paragraph 7 and paragraph 7A would result in irreparable injury to the Corporation for which there may be no adequate remedy at law and that, in the event of an actual or threatened breach by the Employee of the provisions of this paragraph 7 and paragraph 7A, the Corporation shall be entitled to pursue and obtain injunctive relief restraining the Employee from doing any act prohibited hereunder. Nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any monetary damages to which it would be entitled under the law. In the event that any provision of this paragraph 7 and paragraph 7A is held to be unenforceable as a result of it being too broad, either in terms of time or geographical extent, the Employee agrees that the court can adapt and limit this paragraph 7 and paragraph 7A so as to make the provisions hereof enforceable to the fullest extent permissible.

         7A. BELL ATLANTIC TRANSACTION. In the event the Corporation fails to consummate its acquisition of Bell Atlantic Paging Systems, the Employee agrees, for a period of twelve months beginning as of the date that the Corporation discontinues negotiations with Bell Atlantic Paging Systems, not to directly or indirectly enter into any transaction relating to the acquisition of Bell Atlantic Paging Systems or any part thereof; PROVIDED that, if the Corporation fails to consummate the acquisition through no act or omission of the Employee, this sub-section shall not apply.

         8. DISCLOSURE OF INFORMATION. The Employee recognizes and acknowledges that the Corporation's trade secrets and all other confidential and proprietary information of a business, financial or other nature, including without limitation, lists of the Corporation's actual and prospective customers, as they exist from time to time (collectively, the "CONFIDENTIAL INFORMATION"), are a valuable and unique asset of the Corporation and therefore agrees that he will not, either during or after the term of his employment, disclose any Confidential Information concerning the Corporation and/or its subsidiaries, to any person,



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firm, corporation, association or other entity, for any reason whatsoever, unless previously authorized to do so by the Corporation's Board. It is understood that the term "Confidential Information" shall not include any information that has entered or enters the public domain through no fault of the Employee. The Employee shall not make any use whatsoever, directly or indirectly, of the Confidential Information, except as required in connection with the performance of his duties for the Corporation. For the purpose of enforcing this provision, the Corporation may resort to any remedy available to it under the law.

         9. MEDICAL AND VACATION BENEFITS; EQUITY. The Employee shall be entitled to receive medical (including disability) and vacation benefits at the expense of the Corporation, consistent with those generally available to any other officer or employee of the Corporation.

         Simultaneously with the closing of the Bell Atlantic Paging Systems acquisition, the Corporation and the Employee are entering into a stock option and restriction agreement in the form attached hereto as EXHIBIT A pursuant to which the Corporation is granting to the Employee incentive stock options to acquire 2,500 shares of the Corporation's common stock, such options to vest ratably over three years and to have an exercise price per share equal to the initial conversion price of the Corporation's Series A Convertible Preferred Stock.

         10. DISABILITY AND DEATH

         (a) In the event that Employee is absent from employment by reason of illness or other incapacity by which Employee is unable to perform the essential functions of his position for more than six (6) consecutive months during the term of this Agreement, the Corporation may at its option terminate this Agreement. If the Corporation elects not to terminate, the Corporation shall be obligated to continue to pay the Employee compensation hereunder.

         (b) If the Employee dies during the term of this Agreement, the Corporation shall pay to the Employee's estate in a lump sum within 30 days after the date of death an amount equal to 25% of the Employee's annual salary rate then payable to the Employee pursuant to paragraph 4 of this Agreement.

         11. INSURANCE. For so long as the Employee remains employed by the Corporation, the Corporation shall either (a) at its cost and expense maintain term life insurance on the Employee's life in the amount of $1,000,000 so long as such amount is obtainable, or (b) upon Employee's presentation of proof of such expenditure, reimburse Employee for the cost and expense of such life insurance obtained by Employee. Employee shall have the right to designate the beneficiary of such insurance. The Employee shall cooperate with the Corporation in maintaining such insurance policy and obtaining any key man life insurance which the Corporation may elect to obtain for its own benefit.

         12. TERMINATION. The Corporation shall have the right, on written notice to the Employee, by action of its Board to terminate the Employee's employment immediately at any time for cause or without cause. For purposes of this Agreement, "CAUSE" shall mean (i) conviction of a crime involving dishonesty or (ii) willfully engaging in conduct materially injurious to the Corporation or (iii) the material breach of this Agreement or any other agreement between the Employee and the Corporation, which material breach has not been cured by Employee within ten days after Employee's receipt of written notice from the Corporation of such material breach. In the event of termination of employment by the Corporation pursuant to this paragraph 12 without cause, the Corporation shall (x) continue for a period equal to the greater of (x) the balance of the



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original term of this Agreement (in no event to exceed one and one-half years)
or (y) one year (a) pay to Employee his salary at the then annual rate and (b) provide to Employee the benefits under paragraphs 4, 9 and 11 of this Agreement and (y) within 3 months of termination pay to the Employee an amount equal to the bonus paid to the Employee in the preceding year under this Agreement. Employee shall not be required to mitigate the amount of any payment provided for in this paragraph 12 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this paragraph 12 be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Corporation or otherwise. In the event of termination of this Agreement for any other reason (including death or disability), the Corporation shall have no further obligation to make any payments or provide any benefits hereunder (except, where applicable, the payments required under paragraph 10) or under paragraph 12A below.

         12A. CHANGE IN CONTROL.

         (a) In the event that (i) the duties and responsibilities of Employee are at any time significantly changed (by diminution, increase, or other significant alteration) from the duties and responsibilities presently exercised by him or (ii) there is a "Change in Control" (as hereinafter defined) of the Corporation, Employee may at his election, at any time within one year after either of such events, terminate this Agreement with 60 days prior written notice and Employee shall be entitled to the following compensation, in lieu of the other compensation and bonuses provided herein:

                  (A) In lieu of any further salary and bonus payments to Employee for periods subsequent to the termination, the Corporation shall pay as severance pay to Employee, no later than the thirtieth day following the effective date of termination, (x) a lump-sum severance payment equal to 150% of Employee's annual salary rate in effect as of the termination, or if greater, such rate in effect immediately prior to the Change in Control of the Corporation and (y) an amount equal to 150% of his bonus for the previous year.

                  (B) For a twelve (12) month period after such termination, the Corporation shall arrange to provide Employee with life, disability, accident and group health insurance benefits substantially similar to those which Employee was receiving immediately prior to the termination. Benefits otherwise receivable by Employee pursuant to this paragraph (B) shall be reduced to the extent comparable benefits are actually received by Employee during twelve (12) month period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Corporation.

         (b) Employee shall not be required to mitigate the amount of any payment provided for in this paragraph 12A by seeking other employment or otherwise.

         (c) For purposes of this Agreement, a "CHANGE IN CONTROL" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934) (other than persons (A) holding equity interests or (B) with whom the Corporation has entered into definitive agreements regarding the purchase of equity interests, as of the first day of the term of this Agreement and their affiliates, other than the Employee) becomes the beneficial owner, directly or




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indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other entity, OTHER THAN a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, PROVIDED that if as of the first day of the term of this Agreement the Corporation has entered into a definitive agreement regarding a merger or consolidation of the Corporation, (A) and such merger or consolidation of the Corporation closes within thirty (30) days of the first day of the term of this Agreement and (B) all of the capital used to purchase Bell Atlantic Paging Systems is simultaneously returned to the Corporation's investors, any shareholder vote regarding the same shall not constitute a Change of Control hereunder. Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred and no payments shall be owed under this paragraph 12A with respect to any merger or other transaction in which the Corporation is acquired if the merger or transaction is approved by the Employee in his capacity as a stockholder of the Corporation.

         12B. EFFECTIVE DATE. This Agreement shall become effective as of the date of the closing of the Bell Atlantic Paging Systems acquisition, PROVIDED that the provisions set forth in paragraph 7A shall be effective as of the date of this Agreement.

         13. ENFORCEABILITY, ETC. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

         13A. ARBITRATION. Any and all claims arising from, or relating to, this Agreement, its interpretation, or its alleged breach or enforcement, shall be resolved by binding arbitration according to the rules of the American Arbitration Association ("AAA") for commercial disputes then in effect, but without submission to the AAA. The arbitration shall occur in New York, New York and the parties waive any objection to this choice of alternative dispute resolution, procedures or venue. The arbitrator shall be agreed upon by the parties or, if no agreement can be reached within ten (10) days after either party requests in writing the appointment of an arbitrator, the arbitrator shall be appointed upon petition by either party to the presiding civil judge of the applicable jurisdiction. Any arbitration hereunder shall be completed within one hundred and twenty (120) days after appointment of an arbitrator. The arbitrator selected to resolve the dispute shall be authorized to award reasonable attorneys' fees and costs to the prevailing party in the arbitration, and to include such sum in the final arbitration award. The arbitration award may be




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confirmed as a judgment in any court having jurisdiction of the subject matter and parties.

         14. NOTICES. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested to the parties at their respective addresses set forth on the signature page hereof, or to such other address as the parties shall have designated by notice to the other parties.

         15. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Employee, his heirs and legal representatives.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to principles of conflicts of laws. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               BAP ACQUISITION CORP.

                                               By:______________________________
                                                             (Title)


                                               _________________________________
                                               JOHN X. ADILETTA
                                               Address:

                                               _________________________________

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